          As filed with the Securities and Exchange Commission on April 30, 1997
                                                    Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                             APPLIED IMAGING CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ----------------------

          DELAWARE                                              77-012490
-------------------------------                                 ---------
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                          2380 WALSH AVENUE, BLDG. B
                             SANTA CLARA, CA 95051
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            ----------------------

                           AMENDED AND RESTATED 1988
                          INCENTIVE STOCK OPTION PLAN

                         EMPLOYEE STOCK PURCHASE PLAN

                           1994 DIRECTOR OPTION PLAN
                           (FULL TITLE OF THE PLANS)

                            ----------------------

                               ABRAHAM I. CORIAT
                             CHAIRMAN OF THE BOARD
                             APPLIED IMAGING CORP.
                          2380 WALSH AVENUE, BLDG. B
                            SANTA CLARA, CA 95051
                                (408) 562-0250
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ----------------------

                                   Copy to:
                             THOMAS C. KLEIN, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                           PALO ALTO, CA 94304-1050
                                (415) 493-9300

                            ----------------------

                                              This document consists of 9 pages.
                                             The Index to Exhibits is on page 7.
================================================================================

                        CALCULATION OF REGISTRATION FEE

==========================================================================================
                                                  PROPOSED     PROPOSED
        TITLE OF                MAXIMUM           MAXIMUM      MAXIMUM
       SECURITIES                AMOUNT           OFFERING     AGGREGATE       AMOUNT OF
         TO BE                   TO BE            PRICE PER    OFFERING       REGISTRATION
       REGISTERED              REGISTERED          SHARE         PRICE            FEE
------------------------------------------------------------------------------------------
Common Stock
     $0.001 par value...     855,250 shares(1)    $3.86(2)      $3,301,265.00(3)   $1,138.38
Common Stock,
     $0.001 par value...     326,488 shares(4)    $5.38(5)      $1,756,505.44      $  605.70
Common Stock,
     $0.001 par value...     200,000 shares(6)    $4.57(7)      $  914,000.00      $  315.17
             TOTAL......   1,381,738 SHARES        --           $5,971,770.44      $2,060
==========================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals. This subtotal represents the sum of shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the Amended and Restated 1988 Incentive Stock Option Plan (the "Option Plan").

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price (rounded to the nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(3) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in note 1 above.

(4) This subtotal represents the sum of shares issuable upon exercise of options that have not yet been granted under the 1994 Director Option Plan and the Option Plan as of the date of this Registration Statement. Of the total of 326,488 shares that will be issuable upon the exercise of such options to be granted in the future, 120,000 shares will be issuable upon exercise of options to be granted in the future under the 1994 Director Option Plan and 206,488 shares will be issuable upon exercise of options to be granted in the future under the Option Plan.

(5) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported in the Nasdaq National Market on April 24, 1997.

(6) This subtotal represents the number of shares authorized to be issued under the Employee Stock Purchase Plan.

(7) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported in the Nasdaq National Market on April 24, 1997. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall be an amount equal to 85% of the fair market value of a share of Common Stock on the Enrollment Date or the Exercise Date (as defined in such plan), whichever is lower.

                             APPLIED IMAGING CORP.
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Applied Imaging Corp. (the "Company") with the Securities and Exchange Commission:

     (1) The Company's Registration Statement on Form S-1 (file no. 333-6703) under the Securities Act of 1933, as amended (the "Securities Act"), and as declared effective on November 7, 1996.

     (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as declared effective on November 7, 1996.

     (3) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     (4) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     The Company's Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

     The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

     The Company has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Company's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

     Not applicable

ITEM 8. EXHIBITS.
        --------

 Exhibit
 Number                                  Description
--------      ------------------------------------------------------------------
 4.1*         Amended and Restated 1988 Incentive Stock Option Plan and form of Stock Option Agreement thereunder.
 4.2*         1994 Director Option Plan and form of Director Stock Option
              Agreement thereunder.
 4.3*         Employee Stock Purchase Plan and forms of agreements thereunder.
 5.1          Opinion of counsel as to legality of securities being registered.
23.1          Consent of counsel (contained in Exhibit 5.1).
23.2          Consent of KPMG Peat Marwick LLP, Independent Auditors.
24.1          Power of Attorney (see page II-4).
------------------------
* Incorporated by reference to exhibits filed with the Company's
Registration Statement on Form S-1 (file no. 333-6703), and as declared effective on November 7, 1996.

ITEM 9.  UNDERTAKINGS.
         ------------

     A.  The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Corporation Law, the Company's Restated Certificate of Incorporation, the Company's Bylaws or the Company's indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Applied Imaging Corp., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 30th day of April, 1997.

                                    APPLIED IMAGING CORP.

                                    By: /s/ Jack Goldstein, Ph.D.
                                        -------------------------
                                         Jack Goldstein, Ph.D.,
                                         Chief Executive Officer
                                         (Principal Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Goldstein, Ph.D. and Neil E. Woodruff, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                Title                            Date
         ---------                                -----                            ----
/s/ Jack Goldstein, Ph.D.      Chief Executive Officer (Principal             April 30, 1997
----------------------------   Executive Officer)
(Jack Goldstein, Ph.D.)


/s/ Neil E. Woodruff           Chief Financial Officer                        April 30, 1997
----------------------------   (Principal Financial and Accounting Officer)
(Neil E. Woodruff)


                                Director
----------------------------
(John F. Blakemore, Jr.)


/s/ Abraham I. Coriat          Director                                       April 30, 1997
----------------------------
(Abraham I. Coriat)


/s/ Michael S. Elias           Director                                       April 30, 1997
----------------------------
(Michael S. Elias)


/s/ Gilbert J.R. McCabe        Director                                       April 30, 1997
----------------------------
(Gilbert J.R. McCabe)


/s/ Thomas C. McConnell        Director                                       April 30, 1997
----------------------------
(Thomas C. McConnell)


                               Director
----------------------------
(Andre F. Marion)


/s/ Robert C. Miller           Director                                       April 30, 1997
----------------------------
(Robert C. Miller)


/s/ G. Kirk Raab               Director                                       April 30, 1997
----------------------------
(G. Kirk Raab)

                               INDEX TO EXHIBITS

 Exhibit
 Number                           Description
--------      ------------------------------------------------------------------
 4.1*         Amended and Restated 1988 Incentive Stock Option Plan and form of Stock Option Agreement thereunder.
 4.2*         1994 Director Option Plan and form of Director Stock Option
              Agreement thereunder.
 4.3*         Employee Stock Purchase Plan and forms of agreements thereunder.
 5.1          Opinion of counsel as to legality of securities being registered.
23.1          Consent of counsel (contained in Exhibit 5.1).
23.2          Consent of KPMG Peat Marwick LLP, Independent Auditors
24.1          Power of Attorney (see page II-4).
------------------------
* Incorporated by reference to exhibits filed with the Company's
Registration Statement on Form S-1 (file no. 333-6703), and as declared effective on November 7, 1996.